Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement (No. 333-232658) on Form S-8 of our reports dated February 27, 2026, with respect to the consolidated financial statements of Acadian Asset Management Inc. and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Boston, Massachusetts
February 27, 2026